UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2005
Federal Home Loan Bank of New York
(Exact name of registrant as specified in its charter)

New York	000-51397	136400946

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-441-6616
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The Federal Home Loan Bank of New York (the “Bank”) obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the “Finance Board”) and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.
     Exhibit 1 sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Exhibit 1 also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.
     We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:
•      although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
•      Exhibit 1 does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
•      Exhibit 1 will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Exhibit 1 generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
•      the principal amounts reported on Exhibit 1 represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 7.01 Regulation FD Disclosure.
In connection with a new capital structure for the Bank as mandated by the Gramm-Leach-Bliley Act of 1999, on October 4, 2005, the Bank mailed to its stockholders an Information Statement regarding the Bank’s new Capital Plan. Under the Capital Plan, the outstanding shares of existing Bank stock will be exchanged for shares of new Class B capital stock, par value $100 per share. The new Class B stock is redeemable, subject to certain conditions, only upon five years’ notice to the Bank. The Information Statement provides detailed information regarding the exchange of capital stock and the material features of the Capital Plan. The Bank’s Board of Directors has approved December 1, 2005 to be the Effective Date of the capital exchange. A copy of the Information Statement, containing the new Capital Plan, is furnished hereto as Exhibit 99.2.
Item 8.01 Other Events
Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the “Report”) to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of September 2005 issued on October 4, 2005 appears below.
October 4, 2005

TO:	All Stockholders
(Individually Addressed)

SUBJECT:	Report for the Month
I would like to begin this month’s Report from the President with a special introduction. As reported in the press and last month in my report, the Home Loan Bank of New York became a SEC registrant on August 29, 2005. On that date, a new set of rules and regulations became applicable to us. Some of those rules include, as previously reported, the SEC Fair Disclosure regulations. In order to ensure that the Bank meets the demands of these rules, the Report from the President will be transmitted and posted on our web page on the first Tuesday or Thursday of the month to coincide with the filing of an SEC Form 8-K on the same day.
Please keep in mind that Regulation FD deals not only with external communications but also with verbal communications with employees and Directors of the Bank. So when you meet our employees or Directors at conferences or other meetings, please remember that they are duty bound to follow these SEC rules.
And now to the business of the Bank...
At the Bank
Advances Averaged $61.8 Billion
Advances averaged $61.8 billion in August, down $700 million from July. We ended the month at $61.2 billion. Several members have chosen to shrink their balance sheets in response to the current interest rate environment. Regardless of the environment, the Bank works to provide its members with the most competitive and flexible sources of low-cost funding. And, we always look to offer our members attractive terms on advance products through special offerings in response to member requests and market opportunities.
In June, the Bank introduced the Fed Funds Floating Rate Advance, a new adjustable alternative for members. The “Fed Funds Floater” Advance is designed to help fund a portion of members’ cash positions. The product’s rate is tied to the Fed Funds rate and resets daily. This new

Report from the President
October 4, 2005

advance product is a success: nine members have already taken down over $500 million in Fed Funds Floating Rate Advances.
Should you have any questions on how the Bank can help you to meet your liquidity needs, please contact our Calling Officers at (212) 441-6700.
FHLBNY to Conduct Capital Exchange in December
With the New York Home Loan Bank becoming an SEC registrant, the decks have been cleared for the capital exchange of our members’ stock as required by the Gramm-Leach-Bliley Act. This exchange will move the Bank to a risk-based capital structure. As previously reported in an 8-K filed on September 20, 2005, the Board of Directors of the Bank voted on September 15, 2005, to establish December 1, 2005, as the “Effective Date” of the Bank’s new Capital Plan. A detailed Information Statement regarding the Capital Plan is being mailed to all stockholders today, October 4, 2005.
Gulf Coast Update
During the past few weeks, Hurricanes Katrina and Rita slammed into the states of Alabama, Florida, Louisiana, Mississippi, and Texas.
Our Board has directed $250,000 to be donated by the Bank to help with the rebuilding. The rebuilding effort involves many partners and leaders all across the country. I would like to commend all those involved. And I would like to acknowledge in particular the efforts of Sandy Belden, a member of our Board of Directors and President and CEO of Community Bank, DeWitt, New York. Sandy is currently serving as a Member of the Board of Governors of the American Red Cross and is contributing his time, energy, and leadership through and with the American Red Cross to help.
I would also like to note that Harold E. Doley, III, a member of our Board of Directors and Principal of The Lugano Group Incorporated, New York City, is a New Orleans native with family and business interests located in the Crescent City. Harold is intimately involved with the relief efforts from the New York region.
As the Bank previously reported in an 8-K filed on September 22, 2005, Bank management believes that there was no material impact from Hurricane Katrina on the Bank or the collateral behind its advances or asset-backed investments. In addition, the ability of those insurance companies insuring certain of the Bank’s investments to meet their obligations under various insurance contracts with the Bank does not appear to have been impaired as a result of Hurricane Katrina.

Report from the President
October 4, 2005

Our thoughts and prayers go out to all those impacted by these natural disasters.
Ten Community Lenders Join the Federal Home Loan Bank
Ten community member lenders have recently joined the Home Loan Bank. I am pleased to welcome four members headquartered in New Jersey and six members headquartered in New York as the Bank’s newest stockholders.
The new members in New Jersey are: Enterprise Bank, Kenilworth; Harvest Community Bank, Pennsville; Monmouth Community Bank, N.A., Long Branch; and Pascack Community Bank, Westwood.
The new members in New York are: CHB America Bank, New York; Citizens Bank, National Association, Albany; Gotham Bank of New York, New York; Metropolitan National Bank, New York; Progressive Credit Union, New York; and The National Bank of Vernon, Vernon.
I again welcome our newest members and thank all customers and stockholders for their business.
We value your loyalty to the Home Loan Bank, and we respect your commitment to your customers. We are profoundly grateful for the opportunity to serve you.
Sincerely,

Alfred A. DelliBovi
President

This document may contain forward-looking statements regarding the Federal Home Loan Bank of New York’s future financial and non-financial performance. Forward-looking statements are subject to uncertainties. Actual performance may differ materially from projections because of many factors including, but not limited to: regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. The Federal Home Loan Bank of New York undertakes no obligation to update any forward-looking statements made in this document.

Item 9.01 — Financial Statements and Exhibits
(c) Exhibits.
The following exhibits have been provided with this report

Exhibits No.	Exhibit Description
99.1	Exhibit 1

99.2	Federal Home Loan Bank of New York Capital Plan Information Statement, dated October 4, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

October 4, 2005	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Exhibit 1

99.2	Federal Home Loan Bank of New York Capital Plan Information Statement, dated October 4, 2005.